UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): June 10, 2009

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street
Suite 1101
New York, NY 10001
(Address of Principal Executive Offices)

646-502-4777
(Registrant’s Telephone Number, Including Area Code)

_______________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 10, 2009, Redpoint Omega, L.P. and Redpoint Omega Associates, LLC (collectively, the “Investors”) exercised unit warrants they had received in connection with a financing of Answers Corporation (the “Company”) in June 2008.  Pursuant to the exercise of the unit warrants, the Investors purchased $7 million of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and 636,364 Common Stock Purchase Warrants (the “Series B Purchase Warrants”).  The Series B Preferred Stock is convertible into 1,272,727 shares of common stock at a conversion price of $5.50 per share.  The Series B Preferred Stock has the rights and preferences set forth in Item 5.03 to this Form 8-K, which is incorporated by reference into this Item 3.02.  The Series B Purchase Warrants have an exercise price of $6.05 per share and will be exercisable for a period of 6 years from their date of issuance.   A copy of the Series B Purchase Warrant is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

In connection with the offer and sale of securities to the Investors, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.  The Company paid a fee of $490,000 to the placement agents in connection with the exercise of the unit warrants.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Preferred Stock states that the holders of a majority of the outstanding Series B Preferred Stock have the right to appoint an individual to serve as a voting member of the Company’s Board of Directors.  On June 9, 2009, subject to the closing of the unit warrant exercise, the Board of Directors of the Company confirmed the appointment of R. Thomas Dyal, a managing director of Redpoint Ventures, as a director of the Company.

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company’s Amended and Restated Certificate of Incorporation has been amended to provide for the issuance of up to 70,000 shares of Series B Preferred Stock with a stated value of $100 per share (the “Stated Value”) pursuant to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock filed with the State of Delaware on June 9, 2009 (the “Certificate of Designations”), which provides for the following rights and preferences:

Dividends.  The Series B Preferred Stock will accrue cumulative dividends at a rate of 6% per annum whether or not dividends have been declared by the Board of Directors and whether or not there are profits, surplus or other funds available for the payment of such dividends.  Dividends may be payable in kind at option of the Company

Voting Rights. The Series B Preferred Stock shall vote on an as converted basis with the Company’s common stock.  So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the shares of the Series B Preferred Stock then outstanding (each holder of Series B Preferred Stock, a “Holder” and collectively, the “Holders), (a) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designations (whether by merger, consolidation or otherwise), (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to or otherwise pari passu with the Series B Preferred Stock, except for any series of Preferred Stock issued to the Holders, (c) amend its certificate of incorporation or other charter documents (whether by merger, consolidation or otherwise) so as to affect adversely any rights of the Holders, (d) increase or decrease the authorized number of shares of Series B Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Series B Preferred Stock an amount equal to greater of (i) the Stated Value per share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities or (ii) such amount per share as would have been payable had all shares of Series B Preferred Stock been upon any such Liquidation converted to common stock pursuant immediately prior to such Liquidation, in any case, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion.

Conversions at Option of Holder. Each share of Series B Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series B Preferred Stock by $5.50 (the “Conversion Price”), at the option of the Holder, at any time and from time to time.

Mandatory Conversion. Beginning December 10, 2010, provided certain conditions are satisfied, if the closing price of the Common Stock equals $16.50 (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) per share for the 45 consecutive trading days immediately prior to the Automatic Conversion Notice Date (as defined below), and average daily volume of the Common Stock on  Nasdaq averages at least $1,000,000 during such measurement period, unless the Holder is prohibited from converting the Series B Preferred Stock pursuant to certain limitations, the Company shall have the right to deliver a notice to the Holder (an “Automatic Conversion Notice” and the date such notice is received by the Holder, the “Automatic Conversion Notice Date”), to convert any portion of the shares of Series B Preferred Stock then held by the holder into shares of Common Stock at the then-effective Conversion Price.

Redemption. At anytime on or after June 16, 2014, upon written request by the majority of the Holders, the Company shall redeem all or any portion of the then outstanding Series B Preferred Stock, for an amount in cash equal to the sum of (i) 100% of the aggregate Stated Value then outstanding and (ii) accrued but unpaid dividends (to the extent not already included in Stated Value) and (iii) all liquidated damages and other amounts due in respect of the Series B Convertible Preferred Stock.

Subsequent Equity Sales. If the Company at any time while Series B Preferred Stock is outstanding, shall sell or grant any option to purchase or otherwise dispose of or issue any common stock or common stock equivalents entitling any person to acquire shares of common stock, at an effective price per share less than the then Conversion Price, then, the conversion price shall be adjusted on broad weighted average basis.

Participation Rights.  At any time while Series B Preferred Stock is outstanding (or the common stock issuable or issued upon conversion thereof) and the Investors or their affiliates collectively holds a majority of the outstanding Series B Preferred Stock (or the common stock issuable or issued upon conversion thereof) purchased by the Investors, each Investor shall have a right to participate with respect to the issuance or possible issuance by the Company of any future equity or equity-linked securities or debt which is convertible into or exercisable or exchangeable for equity or in which there is an equity component on the same terms and conditions as offered by the Company to the other purchasers of such securities.

A copy of the Certificate of Designations, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of Answers Corporation
10.1	Form of Common Stock Purchase Warrant
99.1	Press Release of Answers Corporation dated June 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Caleb A. Chill
Caleb A. Chill
VP – General Counsel & Corporate Secretary
Dated: June 15, 2009